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                                                                    Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-20925, 333-39974, 333-33760, 333-80691,
333-28435) of Pharmaceutical Product Development, Inc. and its subsidiaries of our report dated March 6, 2002 relating to the combined financial statements of Medical Research Laboratories International, Inc. and Medical Research Laboratories International B.V.B.A, which appears in the Current Report on Form 8-K/A of Pharmaceutical Product Development, Inc. dated April 29, 2002.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Cincinnati, Ohio
April 29, 2002